CERTIFICATE OF AMENDMENT TO CERTIFICATE OF
             INCORPORATION OF MARKET LEAD INTERNATIONAL CORPORATION

                     (Pursuant to Section 242 of the General
                          Corporation Law of Delaware)

         Market Lead International Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify:

         FIRST: The Certificate of Incorporation of Market Lead International Corporation is hereby amended by deleting the first paragraph Article I - Name - substituting the following paragraph in lieu of the first paragraph only in that section:

                                    ARTICLE I
                                      NAME

         The name of this  Corporation is PRIMESOURCE  COMMUNICATIONS  HOLDINGS,
INC.

         SECOND: The Corporation has effectuated a one for 1.333 reverse stock split as to the 874,649 common shares outstanding at June 8, 1998, reducing said shares to 656,150 common shares, having rounded off fractional shares to the nearest whole share. The par value per share of common stock is $.0666.

         THIRD: The aforesaid amendment was duly adopted in accordance with the provisions of Section 242 and 228 of the General Corporation Law of the State of Delaware and written notice has been given as provided in Section 228.

         FOURTH: The capital of the Corporation will not be changed by reason of the aforesaid amendment.

         IN WITNESS WHEREOF, Market Lead International Corporation has caused this Certificate to be signed by its President and attested by its Secretary this 8th day of June, 1998.

                                           MARKET LEAD INTERNATIONAL CORPORATION

                                               BY:  /s/  K. Bruce Jones
                                                    -------------------
                                                    K. Bruce Jones


                                               Attest:

                                                     /s/  Matthew R. White
                                                     ---------------------------
                                                     Matthew R. White, Secretary